Exhibit 99.1

News Release	One Amgen Center Drive Thousand Oaks, CA 91320-1799 Telephone 805-447-1000 www.amgen.com

AMGEN REPORTS SECOND QUARTER 2018 FINANCIAL RESULTS

THOUSAND OAKS, Calif. (July 26, 2018) – Amgen (NASDAQ:AMGN) today announced financial results for the second quarter of 2018. Key results include:

•	Total revenues increased 4 percent versus the second quarter of 2017 to $6.1 billion.

•

Product sales grew 2 percent globally. New and recently launched products including Repatha® (evolocumab), KYPROLIS® (carfilzomib), Prolia® (denosumab) and XGEVA® (denosumab), showed double-digit growth.

•	GAAP earnings per share (EPS) increased 20 percent to $3.48 driven by higher product sales, a lower tax rate and lower weighted-average shares outstanding.

•	GAAP operating income increased 5 percent to $2.8 billion and GAAP operating margin increased 1.5 percentage points to 49.9 percent.

•	Non-GAAP EPS increased 17 percent to $3.83 driven by higher product sales, a lower tax rate and lower weighted-average shares outstanding.

•	Non-GAAP operating income increased 2 percent to $3.1 billion and non-GAAP operating margin decreased 0.1 percentage points to 55.1 percent.

•	2018 EPS guidance revised to $11.83-$12.62 on a GAAP basis and $13.30-$14.00 on a non-GAAP basis; total revenues guidance revised to $22.5-$23.2 billion.

•	The Company generated $1.9 billion of free cash flow in the second quarter versus $2.1 billion in the second quarter of 2017.

“Amgen’s strong performance in the second quarter was driven by double-digit, volume-driven growth from our new and recently launched products,” said Robert A. Bradway, chairman and chief executive officer. “Our two most recently launched products, Aimovig and Parsabiv, are off to a strong start.”

$Millions, except EPS and percentages	Q2’18	Q2’17	YOY Δ
Total Revenues	$6,059	$5,810	4%
GAAP Operating Income	$2,832	$2,698	5%
GAAP Net Income	$2,296	$2,151	7%
GAAP Earnings Per Share	$3.48	$2.91	20%
Non-GAAP Operating Income	$3,131	$3,075	2%
Non-GAAP Net Income	$2,529	$2,410	5%
Non-GAAP EPS	$3.83	$3.27	17%

References in this release to “non-GAAP” measures, measures presented “on a non-GAAP basis” and to “free cash flow” (computed by subtracting capital expenditures from operating cash flow) refer to non-GAAP financial measures. Adjustments to the most directly comparable GAAP financial measures and other items are presented on the attached reconciliations.

AMGEN REPORTS SECOND QUARTER 2018 FINANCIAL RESULTS

Product Sales Performance

•	Total product sales increased 2 percent for the second quarter of 2018 versus the second quarter of 2017.

•	Repatha sales increased 78 percent driven primarily by higher unit demand, offset partially by net selling price.

•	BLINCYTO® (blinatumomab) sales increased 40 percent driven by higher unit demand.

•	KYPROLIS sales increased 25 percent driven by higher unit demand, offset partially by net selling price.

•	Prolia sales increased 21 percent driven primarily by higher unit demand and, to a lesser extent, net selling price.

•	XGEVA sales increased 14 percent driven primarily by higher unit demand and, to a lesser extent, net selling price.

•	Nplate® (romiplostim) sales increased 9 percent driven by higher unit demand, offset partially by net selling price.

•	Vectibix® (panitumumab) sales increased 3 percent driven primarily by higher unit demand, offset partially by net selling price.

•	Neulasta® (pegfilgrastim) sales increased 1 percent driven by an increase in net selling price and, to a lesser extent, favorable changes in inventory, offset partially by lower unit demand.

•

Sensipar/Mimpara® (cinacalcet) sales decreased 2 percent driven by unfavorable changes in inventory and lower unit demand as a function of Parsabiv uptake, offset partially by higher net selling price.

•	Parsabiv™ (etelcalcetide) was launched in the U.S. in the first quarter of 2018.

•	Enbrel® (etanercept) sales decreased 11 percent driven primarily by unfavorable changes in inventory and lower unit demand.

•	Aranesp® (darbepoetin alfa) sales decreased 12 percent driven primarily by the impact of competition on unit demand and, to a lesser extent, net selling price.

•	EPOGEN® (epoetin alfa) sales decreased 14 percent driven primarily by lower net selling price and, to a lesser extent, lower unit demand.

•	NEUPOGEN® (filgrastim) sales decreased 26 percent driven primarily by the impact of competition on unit demand and, to a lesser extent, net selling price.

AMGEN REPORTS SECOND QUARTER 2018 FINANCIAL RESULTS

Product Sales Detail by Product and Geographic Region

	Q2’18			Q2’17	YOY Δ
$Millions, except percentages	US	ROW	TOTAL	TOTAL	TOTAL
Repatha®	$98	$50	$148	$83	78%
BLINCYTO®	34	26	60	43	40%
KYPROLIS®	151	112	263	211	25%
Prolia®	396	214	610	505	21%
XGEVA®	339	113	452	395	14%
Nplate®	107	72	179	164	9%
Vectibix®	68	105	173	168	3%
Neulasta®	948	152	1,100	1,087	1%
Sensipar® / Mimpara®	330	90	420	427	(2%)
Parsabiv™	66	7	73	—	*
Enbrel®	1,252	50	1,302	1,466	(11%)
Aranesp®	241	231	472	535	(12%)
EPOGEN®	250	—	250	292	(14%)
NEUPOGEN®	63	39	102	137	(26%)
Other**	24	51	75	61	23%

Total product sales	$4,367	$1,312	$5,679	$5,574	2%

*	Change in excess of 100%
**	Other includes Bergamo, MN Pharma, IMLYGIC®, Corlanor®, AimovigTM and KANJINTITM

KANJINTITM trade name is provisionally approved by the FDA.

Operating Expense, Operating Margin and Tax Rate Analysis

On a GAAP basis:

•

Total Operating Expenses increased 4 percent due to investments in newer and recently launched products, and all expense categories also reflect savings from our transformation and process improvement efforts. Cost of Sales margin decreased by 0.4 points due to favorable royalty cost and lower acquisition-related intangible amortization, partially offset by higher manufacturing cost and unfavorable product mix. Research & Development (R&D) expenses were flat. Selling, General & Administrative (SG&A) expenses increased 12 percent due to investments in product launches and marketed product support.

•	Operating Margin improved by 1.5 percentage points to 49.9 percent.

•

Tax Rate decreased by 2.1 percentage points due to the impacts of U.S. corporate tax reform, offset partially by a prior year benefit associated with the effective settlement of certain state and federal tax matters.

AMGEN REPORTS SECOND QUARTER 2018 FINANCIAL RESULTS

On a non-GAAP basis:

•

Total Operating Expenses increased 7 percent due to investments in newer and recently launched products, and all expense categories also reflect savings from our transformation and process improvement efforts. Cost of Sales margin increased by 0.4 points driven by higher manufacturing cost and unfavorable product mix, partially offset by lower royalty expense. R&D expenses were flat. SG&A expenses increased 14 percent due to investments in product launches and marketed product support.

•	Operating Margin decreased by 0.1 percentage points to 55.1 percent.

•

Tax Rate decreased by 3.2 percentage points due to the impacts of U.S. corporate tax reform, offset partially by a prior year benefit associated with the effective settlement of certain state and federal tax matters.

	GAAP				Non-GAAP
$Millions, except percentages	Q2’18	Q2’17	YOY Δ		Q2’18	Q2’17	YOY Δ
Cost of Sales	$1,024	$1,024	0%		$745	$710	5%
% of product sales	18.0%	18.4%	(0.4	) pts.	13.1%	12.7%	0.4	pts.
Research & Development	$869	$873	0%		$850	$851	0%
% of product sales	15.3%	15.7%	(0.4	) pts.	15.0%	15.3%	(0.3	) pts.
Selling, General & Administrative	$1,353	$1,209	12%		$1,333	$1,174	14%
% of product sales	23.8%	21.7%	2.1	pts.	23.5%	21.1%	2.4	pts.
Other	($19)	$6	*		$—	$—	NM
TOTAL Operating Expenses	$3,227	$3,112	4%		$2,928	$2,735	7%

Operating Margin
operating income as a % of product sales	49.9%	48.4%	1.5	pts.	55.1%	55.2%	(0.1	) pts.

Tax Rate	13.3%	15.4%	(2.1	) pts.	14.2%	17.4%	(3.2	) pts.

*	Change in excess of 100%

NM: Not Meaningful

pts: percentage points

AMGEN REPORTS SECOND QUARTER 2018 FINANCIAL RESULTS

Cash Flow and Balance Sheet

•

The Company generated $1.9 billion of free cash flow in the second quarter of 2018 versus $2.1 billion in the second quarter of 2017 driven by higher cash taxes resulting from the first installment of the repatriation tax paid in the second quarter of 2018, partially offset by a lower ongoing income tax liability as well as higher net income.

•	The Company’s second quarter 2018 dividend of $1.32 per share was paid on June 8, 2018, a 15 percent increase versus the second quarter of 2017.

•

During the second quarter, the Company repurchased 18.2 million shares of common stock at a total cost of $3.2 billion. At the end of the second quarter, the Company had $5.4 billion remaining under its stock repurchase authorization.

$Billions, except shares	Q2’18	Q2’17	YOY Δ
Operating Cash Flow	$2.1	$2.3	($0.2)
Capital Expenditures	0.2	0.2	0.0
Free Cash Flow	1.9	2.1	(0.2)
Dividends Paid	0.9	0.8	0.0
Share Repurchase	3.2	1.0	2.2
Avg. Diluted Shares (millions)	660	738	(78)

Cash and Investments	29.4	39.2	(9.8)
Debt Outstanding	34.5	35.1	(0.6)
Stockholders’ Equity	14.9	31.7	(16.8)

Note: Numbers may not add due to rounding

2018 Guidance

For the full year 2018, the Company now expects:

•	Total revenues in the range of $22.5 billion to $23.2 billion.

•	Previously, the Company expected total revenues in the range of $21.9 billion to $22.8 billion.

•	On a GAAP basis, EPS in the range of $11.83 to $12.62 and a tax rate in the range of 12.5 percent to 13.5 percent.

•	Previously, the Company expected GAAP EPS in the range of $11.30 to $12.28. Tax rate guidance is unchanged.

•	On a non-GAAP basis, EPS in the range of $13.30 to $14.00 and a tax rate in the range of 13.5 percent to 14.5 percent.

•	Previously, the Company expected non-GAAP EPS in the range of $12.80 to $13.70. Tax rate guidance is unchanged.

•	Capital expenditures to be approximately $750 million.

AMGEN REPORTS SECOND QUARTER 2018 FINANCIAL RESULTS

Second Quarter Product and Pipeline Update

The Company provided the following updates on selected product and pipeline programs:

AimovigTM (erenumab-aooe)

•	In May, the U.S. Food and Drug Administration (FDA) approved Aimovig for the preventive treatment of migraine in adults.

•	In June, the Company submitted a supplemental Biologics License Application (BLA) to the FDA for the 140 mg Sureclick® autoinjector device and 140 mg prefilled syringe.

KYPROLIS

•

In April, the Committee for Medicinal Products for Human Use (CHMP) of the European Medicines Agency (EMA) adopted a positive opinion recommending a label variation for KYPROLIS to include the overall survival (OS) data from the Phase 3 ASPIRE trial.

•	In June, the FDA approved the supplemental New Drug Application to add the OS data from the Phase 3 ASPIRE trial to the U.S. Prescribing Information.

BLINCYTO

•

In June, the European Commission (EC) granted a full marketing authorization for BLINCYTO based on the OS data from the Phase 3 TOWER study in adult patients with Philadelphia chromosome-negative relapsed or refractory B-cell precursor acute lymphoblastic leukemia.

Repatha

•

In May, the EC approved a new indication for adults with established atherosclerotic cardiovascular disease (myocardial infarction, stroke or peripheral arterial disease) to reduce cardiovascular risk by lowering lipoprotein cholesterol (LDL-C) levels.

Prolia

•	In May and June, the FDA and EC, respectively, approved a new indication for the treatment of glucocorticoid-induced osteoporosis in adults.

EVENITYTM (romosozumab)

•	In July, Amgen and UCB announced the resubmission of the BLA to the FDA for the treatment of osteoporosis in postmenopausal women at high risk for fracture.

KANJINTITM (ABP 980)

•

In May, the EC granted marketing authorization for KANJINTI, a biosimilar to Herceptin® (trastuzumab), for the treatment of HER2-positive metastatic breast cancer, HER2-positive early breast cancer and HER2-positive metastatic adenocarcinoma of the stomach or gastroesophageal junction.

•	In May, the Company received a complete response letter from the FDA on its BLA.

ABP 710 (biosimilar infliximab)

•

In June, the Company announced results from the primary analysis of a Phase 3 study evaluating the efficacy and safety of biosimilar candidate ABP 710 compared with REMICADE® (infliximab) in patients with moderate-to-severe rheumatoid arthritis. The results confirm noninferiority compared to infliximab but could not rule out superiority based on the primary efficacy endpoint.

AMGEN REPORTS SECOND QUARTER 2018 FINANCIAL RESULTS

Amgen Announces Succession Plans for Two Executive Officers

As part of Amgen’s planned executive succession to address upcoming retirements, the Company announced that Sean E. Harper, M.D., executive vice president of Research and Development, will be retiring from his current role at Amgen and will be succeeded by David M. Reese, M.D., currently senior vice president of Translational Sciences and Oncology at Amgen. The Company also announced that Anthony C. Hooper, executive vice president of Global Commercial Operations, will be retiring from his current role in September and will be succeeded by Murdo Gordon, chief commercial officer of Bristol-Myers Squibb Company. Details of these plans are the subject of a separate Amgen press release.

EVENITY and KANJINTI trade names provisionally approved by FDA

EVENITY is developed in collaboration with UCB globally, as well as our joint venture partner Astellas in Japan

Aimovig is developed in collaboration with Novartis

Herceptin is a registered trademark of Genentech

Remicade is a registered trademark of Johnson and Johnson

AMGEN REPORTS SECOND QUARTER 2018 FINANCIAL RESULTS

Non-GAAP Financial Measures

In this news release, management has presented its operating results for the second quarters of 2018 and 2017, in accordance with U.S. Generally Accepted Accounting Principles (GAAP) and on a non-GAAP basis. In addition, management has presented its full year 2018 EPS and tax rate guidance in accordance with GAAP and on a non-GAAP basis. These non-GAAP financial measures are computed by excluding certain items related to acquisitions, restructuring and certain other items from the related GAAP financial measures. Reconciliations for these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the news release. Management has also presented Free Cash Flow (FCF), which is a non-GAAP financial measure, for the second quarters of 2018 and 2017. FCF is computed by subtracting capital expenditures from operating cash flow, each as determined in accordance with GAAP.

The Company believes that its presentation of non-GAAP financial measures provides useful supplementary information to and facilitates additional analysis by investors. The Company uses certain non-GAAP financial measures to enhance an investor’s overall understanding of the financial performance and prospects for the future of the Company’s ongoing business activities by facilitating comparisons of results of ongoing business operations among current, past and future periods. The Company believes that FCF provides a further measure of the Company’s liquidity.

The Company uses the non-GAAP financial measures set forth in the news release in connection with its own budgeting and financial planning internally to evaluate the performance of the business, including to allocate resources and to evaluate results relative to incentive compensation targets. The non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

About Amgen

Amgen is committed to unlocking the potential of biology for patients suffering from serious illnesses by discovering, developing, manufacturing and delivering innovative human therapeutics. This approach begins by using tools like advanced human genetics to unravel the complexities of disease and understand the fundamentals of human biology.

Amgen focuses on areas of high unmet medical need and leverages its expertise to strive for solutions that improve health outcomes and dramatically improve people’s lives. A biotechnology pioneer since 1980, Amgen has grown to be one of the world’s leading independent biotechnology companies, has reached millions of patients around the world and is developing a pipeline of medicines with breakaway potential.

For more information, visit www.amgen.com and follow us on www.twitter.com/amgen.

Forward-Looking Statements

This news release contains forward-looking statements that are based on the current expectations and beliefs of Amgen. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including estimates of revenues, operating margins, capital expenditures, cash, other financial metrics, expected legal, arbitration, political, regulatory or clinical results or practices, customer and prescriber patterns or practices, reimbursement activities and outcomes and other such estimates and results. Forward-looking statements involve significant risks and uncertainties, including those discussed below and more fully described in the Securities and Exchange Commission reports filed by Amgen, including our most recent annual report on Form 10-K and any subsequent periodic reports on Form 10-Q and Form 8-K. Unless otherwise noted, Amgen is providing this information as of the date of this news release and does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

AMGEN REPORTS SECOND QUARTER 2018 FINANCIAL RESULTS

No forward-looking statement can be guaranteed and actual results may differ materially from those we project. Our results may be affected by our ability to successfully market both new and existing products domestically and internationally, clinical and regulatory developments involving current and future products, sales growth of recently launched products, competition from other products including biosimilars, difficulties or delays in manufacturing our products and global economic conditions. In addition, sales of our products are affected by pricing pressure, political and public scrutiny and reimbursement policies imposed by third-party payers, including governments, private insurance plans and managed care providers and may be affected by regulatory, clinical and guideline developments and domestic and international trends toward managed care and healthcare cost containment. Furthermore, our research, testing, pricing, marketing and other operations are subject to extensive regulation by domestic and foreign government regulatory authorities. We or others could identify safety, side effects or manufacturing problems with our products after they are on the market. Our business may be impacted by government investigations, litigation and product liability claims. In addition, our business may be impacted by the adoption of new tax legislation or exposure to additional tax liabilities. If we fail to meet the compliance obligations in the corporate integrity agreement between us and the U.S. government, we could become subject to significant sanctions. Further, while we routinely obtain patents for our products and technology, the protection offered by our patents and patent applications may be challenged, invalidated or circumvented by our competitors, or we may fail to prevail in present and future intellectual property litigation. We perform a substantial amount of our commercial manufacturing activities at a few key facilities and also depend on third parties for a portion of our manufacturing activities, and limits on supply may constrain sales of certain of our current products and product candidate development. In addition, we compete with other companies with respect to many of our marketed products as well as for the discovery and development of new products. Discovery or identification of new product candidates cannot be guaranteed and movement from concept to product is uncertain; consequently, there can be no guarantee that any particular product candidate will be successful and become a commercial product. Further, some raw materials, medical devices and component parts for our products are supplied by sole third-party suppliers. Certain of our distributors, customers and payers have substantial purchasing leverage in their dealings with us. The discovery of significant problems with a product similar to one of our products that implicate an entire class of products could have a material adverse effect on sales of the affected products and on our business and results of operations. Our efforts to acquire other companies or products and to integrate the operations of companies we have acquired may not be successful. A breakdown, cyberattack or information security breach could compromise the confidentiality, integrity and availability of our systems and our data. Our stock price is volatile and may be affected by a number of events. Our business performance could affect or limit the ability of our Board of Directors to declare a dividend or our ability to pay a dividend or repurchase our common stock. We may not be able to access the capital and credit markets on terms that are favorable to us, or at all.

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CONTACT: Amgen, Thousand Oaks

Trish Hawkins, 805-447-5631 (media)

Arvind Sood, 805-447-1060 (investors)

AMGEN REPORTS SECOND QUARTER 2018 FINANCIAL RESULTS

Amgen Inc.

Consolidated Statements of Income - GAAP

(In millions, except per share data)

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2018	2017	2018	2017
Revenues:
Product sales	$5,679	$5,574	$11,022	$10,773
Other revenues	380	236	591	501

Total revenues	6,059	5,810	11,613	11,274

Operating expenses:
Cost of sales	1,024	1,024	1,968	2,020
Research and development	869	873	1,629	1,642
Selling, general and administrative	1,353	1,209	2,480	2,273
Other	(19)	6	(22)	50

Total operating expenses	3,227	3,112	6,055	5,985

Operating income	2,832	2,698	5,558	5,289

Interest expense, net	347	321	685	647
Interest and other income, net	162	165	393	360

Income before income taxes	2,647	2,542	5,266	5,002

Provision for income taxes	351	391	659	780

Net income	$2,296	$2,151	$4,607	$4,222

Earnings per share:
Basic	$3.50	$2.93	$6.76	$5.74
Diluted	$3.48	$2.91	$6.73	$5.71

Weighted-average shares used in calculation of earnings per share:
Basic	656	734	682	736
Diluted	660	738	685	740

AMGEN REPORTS SECOND QUARTER 2018 FINANCIAL RESULTS

Amgen Inc.

Consolidated Balance Sheets - GAAP

(In millions)

	June 30,	December 31,
	2018	2017
Assets
Current assets:
Cash, cash equivalents and marketable securities	$29,395	$41,678
Trade receivables, net	3,504	3,237
Inventories	3,063	2,834
Other current assets	2,008	1,727

Total current assets	37,970	49,476
Property, plant and equipment, net	4,922	4,989
Intangible assets, net	8,443	8,609
Goodwill	14,724	14,761
Other assets	1,625	2,119

Total assets	$67,684	$79,954

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$6,917	$7,868
Current portion of long-term debt	4,288	1,152

Total current liabilities	11,205	9,020
Long-term debt	30,209	34,190
Long-term deferred tax liabilities	1,155	1,166
Long-term tax liabilities	8,763	9,099
Other noncurrent liabilities	1,443	1,238
Stockholders’ equity	14,909	25,241

Total liabilities and stockholders’ equity	$67,684	$79,954

Shares outstanding	649	722

AMGEN REPORTS SECOND QUARTER 2018 FINANCIAL RESULTS

Amgen Inc.

GAAP to Non-GAAP Reconciliations

(Dollars in millions)

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2018	2017	2018	2017
GAAP cost of sales	$1,024	$1,024	$1,968	$2,020
Adjustments to cost of sales:
Acquisition-related expenses (a)	(279)	(314)	(545)	(628)

Total adjustments to cost of sales	(279)	(314)	(545)	(628)

Non-GAAP cost of sales	$745	$710	$1,423	$1,392

GAAP cost of sales as a percentage of product sales	18.0%	18.4%	17.9%	18.8%
Acquisition-related expenses (a)	-4.9	-5.7	-5.0	-5.9

Non-GAAP cost of sales as a percentage of product sales	13.1%	12.7%	12.9%	12.9%

GAAP research and development expenses	$869	$873	$1,629	$1,642
Adjustments to research and development expenses:
Acquisition-related expenses (a)	(19)	(19)	(40)	(38)
Certain net charges pursuant to our restructuring initiative	—	(3)	—	(5)

Total adjustments to research and development expenses	(19)	(22)	(40)	(43)

Non-GAAP research and development expenses	$850	$851	$1,589	$1,599

GAAP research and development expenses as a percentage of product sales	15.3%	15.7%	14.8%	15.2%
Acquisition-related expenses (a)	-0.3	-0.3	-0.4	-0.3
Certain net charges pursuant to our restructuring initiative	0.0	-0.1	0.0	-0.1

Non-GAAP research and development expenses as a percentage of product sales	15.0%	15.3%	14.4%	14.8%

GAAP selling, general and administrative expenses	$1,353	$1,209	$2,480	$2,273
Adjustments to selling, general and administrative expenses:
Acquisition-related expenses (a)	(20)	(32)	(45)	(57)
Certain net charges pursuant to our restructuring initiative	—	—	(3)	—
Other	—	(3)	—	(3)

Total adjustments to selling, general and administrative expenses	(20)	(35)	(48)	(60)

Non-GAAP selling, general and administrative expenses	$1,333	$1,174	$2,432	$2,213

GAAP selling, general and administrative expenses as a percentage of product sales	23.8%	21.7%	22.5%	21.1%
Acquisition-related expenses (a)	-0.3	-0.5	-0.4	-0.6
Certain net charges pursuant to our restructuring initiative	0.0	0.0	0.0	0.0
Other	0.0	-0.1	0.0	0.0

Non-GAAP selling, general and administrative expenses as a percentage of product sales	23.5%	21.1%	22.1%	20.5%

GAAP operating expenses	$3,227	$3,112	$6,055	$5,985
Adjustments to operating expenses:
Adjustments to cost of sales	(279)	(314)	(545)	(628)
Adjustments to research and development expenses	(19)	(22)	(40)	(43)
Adjustments to selling, general and administrative expenses	(20)	(35)	(48)	(60)
Certain net charges pursuant to our restructuring initiative (b)	7	(9)	6	(46)
Certain other expenses	(25)	—	(25)	—
Acquisition-related adjustments (c)	37	3	41	(4)

Total adjustments to operating expenses	(299)	(377)	(611)	(781)

Non-GAAP operating expenses	$2,928	$2,735	$5,444	$5,204

GAAP operating income	$2,832	$2,698	$5,558	$5,289
Adjustments to operating expenses	299	377	611	781

Non-GAAP operating income	$3,131	$3,075	$6,169	$6,070

GAAP operating income as a percentage of product sales	49.9%	48.4%	50.4%	49.1%
Adjustments to cost of sales	4.9	5.7	5.0	5.9
Adjustments to research and development expenses	0.3	0.4	0.4	0.4
Adjustments to selling, general and administrative expenses	0.3	0.6	0.4	0.6
Certain net charges pursuant to our restructuring initiative (b)	0.0	0.2	0.0	0.3
Certain other expenses	0.4	0.0	0.2	0.0
Acquisition-related adjustments (c)	-0.7	-0.1	-0.4	0.0

Non-GAAP operating income as a percentage of product sales	55.1%	55.2%	56.0%	56.3%

GAAP interest and other income, net	$162	$165	$393	$360
Adjustments to other income (d)	—	—	(75)	—

Non-GAAP interest and other income, net	$162	$165	$318	$360

GAAP income before income taxes	$2,647	$2,542	$5,266	$5,002
Adjustments to operating expenses	299	377	611	781
Adjustments to other income (d)	—	—	(75)	—

Non-GAAP income before income taxes	$2,946	$2,919	$5,802	$5,783

GAAP provision for income taxes	$351	$391	$659	$780
Adjustments to provision for income taxes:
Income tax effect of the above adjustments (e)	74	117	138	236
Other income tax adjustments (f)	(8)	1	10	24

Total adjustments to provision for income taxes	66	118	148	260

Non-GAAP provision for income taxes	$417	$509	$807	$1,040

GAAP tax as a percentage of income before taxes	13.3%	15.4%	12.5%	15.6%
Adjustments to provision for income taxes:
Income tax effect of the above adjustments (e)	1.2	2.0	1.2	2.0
Other income tax adjustments (f)	-0.3	0.0	0.2	0.4

Total adjustments to provision for income taxes	0.9	2.0	1.4	2.4

Non-GAAP tax as a percentage of income before taxes	14.2%	17.4%	13.9%	18.0%

GAAP net income	$2,296	$2,151	$4,607	$4,222
Adjustments to net income:
Adjustments to income before income taxes, net of the income tax effect	225	260	398	545
Other income tax adjustments (f)	8	(1)	(10)	(24)

Total adjustments to net income	233	259	388	521

Non-GAAP net income	$2,529	$2,410	$4,995	$4,743

AMGEN REPORTS SECOND QUARTER 2018 FINANCIAL RESULTS

Amgen Inc.

GAAP to Non-GAAP Reconciliations

(In millions, except per share data)

(Unaudited)

The following table presents the computations for GAAP and non-GAAP diluted EPS.

	Three months ended		Three months ended
	June 30, 2018		June 30, 2017
	GAAP	Non-GAAP	GAAP	Non-GAAP
Net income	$2,296	$2,529	$2,151	$2,410
Weighted-average shares for diluted EPS	660	660	738	738

Diluted EPS	$3.48	$3.83	$2.91	$3.27

	Six months ended		Six months ended
	June 30, 2018		June 30, 2017
	GAAP	Non-GAAP	GAAP	Non-GAAP
Net income	$4,607	$4,995	$4,222	$4,743
Weighted-average shares for diluted EPS	685	685	740	740

Diluted EPS	$6.73	$7.29	$5.71	$6.41

(a)	The adjustments related primarily to non-cash amortization of intangible assets acquired in business combinations.
(b)	For the six months ended June 30, 2017, the adjustment related primarily to severance expenses associated with our restructuring initiative.
(c)	For the three and six months ended June 30, 2018, the adjustment related primarily to the change in fair values of contingent consideration liabilities.
(d)	For the six months ended June 30, 2018, the adjustment related to the net gain associated with the Kirin-Amgen share acquisition.
(e)

The tax effect of the adjustments between our GAAP and non-GAAP results takes into account the tax treatment and related tax rate(s) that apply to each adjustment in the applicable tax jurisdiction(s). Generally, this results in a tax impact at the U.S. marginal tax rate for certain adjustments, including the majority of amortization of intangible assets, whereas the tax impact of other adjustments, including restructuring expense, depends on whether the amounts are deductible in the respective tax jurisdictions and the applicable tax rate(s) in those jurisdictions. Due to these factors, the effective tax rates for the adjustments to our GAAP income before income taxes, for the three and six months ended June 30, 2018 were 24.7% and 25.7%, compared with 31.0% and 30.2% for the corresponding periods of the prior year.

(f)	The adjustments related primarily to certain acquisition items and prior period items excluded from GAAP earnings.

AMGEN REPORTS SECOND QUARTER 2018 FINANCIAL RESULTS

Amgen Inc.

Reconciliations of Cash Flows

(In millions)

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2018	2017	2018	2017
Net cash provided by operating activities	$2,102	$2,326	$4,829	$4,711
Net cash provided by (used in) investing activities	2,938	(1,813)	17,844	(1,970)
Net cash used in financing activities	(4,650)	(1,242)	(16,342)	(3,353)

Increase (decrease) in cash and cash equivalents	390	(729)	6,331	(612)
Cash and cash equivalents at beginning of period	9,741	3,358	3,800	3,241

Cash and cash equivalents at end of period	$10,131	$2,629	$10,131	$2,629

	Three months ended		Six months ended
	June 30,		June 30,
	2018	2017	2018	2017
Net cash provided by operating activities	$2,102	$2,326	$4,829	$4,711
Capital expenditures	(187)	(185)	(342)	(353)

Free cash flow	$1,915	$2,141	$4,487	$4,358

Reconciliation of GAAP EPS Guidance to Non-GAAP

EPS Guidance for the Year Ending December 31, 2018

(Unaudited)

GAAP diluted EPS guidance	$11.83	—	$12.62
Known adjustments to arrive at non-GAAP*:
Acquisition-related expenses (a)		1.35
Restructuring charges	0.02	—	0.11
Certain other expenses		0.03
Tax adjustments (b)		(0.02)

Non-GAAP diluted EPS guidance	$13.30	—	$14.00

*	The known adjustments are presented net of their related tax impact, which amount to approximately $0.40 per share, in the aggregate.
(a)	The adjustments relate primarily to non-cash amortization of intangible assets acquired in business combinations.
(b)	The adjustments relate primarily to certain acquisition items and prior period items excluded from GAAP earnings.

Our GAAP diluted EPS guidance does not include the effect of GAAP adjustments triggered by events that may occur subsequent to this press release such as acquisitions, asset impairments, litigation and changes in the fair value of our contingent consideration.

Reconciliation of GAAP Tax Rate Guidance to Non-GAAP

Tax Rate Guidance for the Year Ending December 31, 2018

(Unaudited)

	2018
GAAP tax rate guidance	12.5%	—	13.5%
Tax rate effect of known adjustments discussed above		1.0%

Non-GAAP tax rate guidance	13.5%	—	14.5%